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                          APACHE MEDICAL SYSTEMS, INC.
              EXHIBIT 11-COMPUTATION OF EARNINGS (LOSS) PER SHARE
                     (in thousands, except per share data)


                                                                               Three Months Ended September 30,
                                                                                1997                      1996
                                                                         -------------------       -------------------
Income applicable to common shares:

Net loss                                                                            $(5,038)                    $(591)

Increase in earnings resulting from conversion of convertible debt (1)                    -                       119
                                                                         ===================       ===================

              Loss applicable to common shares                                      $(5,038)                    $(472)
                                                                         -------------------       -------------------


     Weighted average number of common shares outstanding                             7,258                     3,674

     Conversion of preferred shares and convertible debt (2)                              -                     3,495

     Cheap stock options and warrants (2)                                                 -                        50
                                                                         -------------------       -------------------


              Weighted average common shares                                          7,258                     7,219
                                                                         ===================       ===================


     Loss per common share                                                           $(0.69)                   $(0.07)
                                                                         ===================       ===================


                                                                               Nine Months Ended September 30,
                                                                               1997                      1996
                                                                         ------------------        ------------------
Income applicable to common shares:

Net loss                                                                          $(12,676)                  $(2,120)

Increase in earnings resulting from conversion of convertible debt (1)                   -                       302
                                                                         ------------------        ------------------

              Loss applicable to common shares                                    $(12,676)                  $(1,818)
                                                                         ==================        ==================


     Weighted average number of common shares outstanding                            7,247                     2,193

     Conversion of preferred shares and convertible debt (2)                             -                     3,489

     Cheap stock options and warrants (2)                                                -                        67
                                                                         ------------------        ------------------


              Weighted average common shares                                         7,247                     5,749
                                                                         ==================        ==================


     Loss per common share                                                          $(1.75)                   $(0.32)
                                                                         ==================        ==================



(1)  Assumes the conversion took place January 1, 1996.

(2) Pursuant to the Securities and Exchange Commission Staff Accounting Bulletin No. 83, all common and common equivalent shares issued during the twelve-month period prior to the filing of the initial public offering, even when antidilutive, have been included in the calculation as if they were outstanding for all periods, using the treasury stock method and the initital public offering price of $12.00 per share.